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                                                                    EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-41682) pertaining to the 1997 Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Nonemployee Directors Stock Option Plan of Cepheid of our report dated February 2, 2001, with respect to the consolidated financial statements of Cepheid included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                            /s/ ERNST & YOUNG LLP

Palo Alto, California
March 27, 2001